Exhibit 10.2

Execution Version

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of July 3, 2017, is entered into between General Electric Company, a New York corporation (“GE”), and Baker Hughes, a GE company, a Delaware corporation (formerly known as Bear Newco, Inc.) (“Newco” or the “Company”). Certain terms used in this Agreement are defined in Section 1.1.

W I T N E S S E T H:

WHEREAS, pursuant to that certain Transaction Agreement and Plan of Merger, dated as of October 30, 2016, among GE, Baker Hughes Incorporated, a Delaware corporation (“BHI”), the Company, and Bear MergerSub, Inc., a Delaware corporation (“Merger Sub”), as amended by the Amendment to the Transaction Agreement and Plan of Merger, dated as of March 27, 2017, among GE, BHI, the Company, Merger Sub, BHI Newco, Inc., a Delaware corporation, and Bear MergerSub 2, Inc., a Delaware corporation (as may be further amended from time to time, the “Transaction Agreement”), GE and BHI have agreed to combine GE O&G (as defined in the Transaction Agreement) with BHI and have effected or agreed to effect the Transactions (as defined herein);

WHEREAS, in connection with the Transactions, GE acquired newly issued membership interests in Baker Hughes, a GE company, LLC, a Delaware limited liability company and wholly owned subsidiary of Newco (“Newco LLC”) (the “Membership Interests”), and shares of Newco’s Class B common stock, par value $0.0001 per share (the “Class B Common Stock”), which Membership Interests, together with shares of Class B Common Stock, are exchangeable on a 1:1 basis for Class A common stock, par value $0.0001 per share, of Newco (the “Class A Common Stock”); and

WHEREAS, the Company wishes to grant certain registration rights with respect to the Class A Common Stock or other Registrable Securities held by GE or any other Holder, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, GE and Newco, intending to be legally bound, hereby agree as follows:

ARTICLE 1

DEFINITIONS

1.1 Definitions. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed to such terms in the Transaction Agreement. The following terms shall have the meanings set forth in this Section 1.1:

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations promulgated by the SEC thereunder.

“Excluded Registration” means a registration under the Securities Act of (i) Registrable Securities pursuant to one or more Demand Registrations pursuant to Section 2 hereof, (ii) securities registered on Form S-8 or any similar successor form, and (iii) securities registered to effect the acquisition of, or combination with, another Person.

“Holder” means (i) GE and (ii) any direct or indirect transferee of GE who shall become a party to this Agreement in accordance with Section 2.9 and has agreed in writing to be bound by the terms of this Agreement.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

“register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registrable Securities” means the Class A Common Stock, including any shares thereof issuable upon or issued upon exercise, conversion or exchange of other securities of Newco or any of its subsidiaries (including Class B Common Stock and Membership Interests) (and, for the avoidance of doubt, each Holder shall be deemed to hold the Registrable Securities so issuable in respect of such other securities held by such Holder) and any securities issued or issuable directly or indirectly with respect to, in exchange for, upon the conversion of or in replacement of the Class A Common Stock, whether by way of a dividend or distribution or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, exchange or other reorganization, owned by the Holders, whether owned on the date hereof or acquired hereafter; provided, however, that securities that, pursuant to Section 3.1, no longer have registration rights hereunder shall not be considered Registrable Securities.

“Requesting Holders” shall mean any Holder(s) requesting to have its (their) Registrable Securities included in any Demand Registration or Shelf Registration.

“SEC” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations promulgated by the SEC thereunder.

1.2 Other Terms. For purposes of this Agreement, the following terms have the meanings set forth in the section or agreement indicated.

Term	Section
Adverse Effect	Section 2.1.5
Advice	Section 2.6
Affiliate	Transaction Agreement
Agreement	Introductory Paragraph
BHI	Recitals
Company	Introductory Paragraph
Class A Common Stock	Recitals

Term	Section
Class B Common Stock	Recitals
Demand Registration	Section 2.1.1(a)
Demanding Shareholders	Section 2.1.1(a)
Demand Request	Section 2.1.1(a)
FINRA	Section 2.7
GE	Introductory Paragraph
Inspectors	Section 2.5(xiii)
Membership Interests	Recitals
Transaction Agreement	Recitals
Newco	Introductory Paragraph
Piggyback Registration	Section 2.2.1
Records	Section 2.5(xiii)
Required Filing Date	Section 2.1.1(a)
Seller Affiliates	Section 2.8.1
Shelf Registration	Section 2.1.2
Suspension Notice	Section 2.6

1.3 Rules of Construction. Unless the context otherwise requires:

(1)	a term has the meaning assigned to it;

(2)	“or” is not exclusive;

(3)	words in the singular include the plural, and words in the plural include the singular;

(4)	provisions apply to successive events and transactions; and

(5)	“herein,” “hereof” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

ARTICLE 2

REGISTRATION RIGHTS

2.1 Demand Registration.

2.1.1 Request for Registration.

(a) Commencing on the date hereof, subject to any restrictions contained in the Stockholders Agreement, any Holder or Holders of Registrable Securities shall have the right to require the Company to file a registration statement on Form S-1 or S-3 or any other appropriate form under the Securities Act or Exchange Act for a public offering or the listing or trading of all or part of its or their Registrable Securities (including any public offering or listing or trading of securities of (i) the Company or (ii) any wholly owned, direct or indirect Subsidiary of GE, in connection with and subject to the requirements applicable to a Permitted Spin Transaction (as defined in the Newco LLC Operating Agreement) (a “Demand Registration”), by delivering to the Company written notice stating that such right is being exercised, naming, if applicable, the Holders whose Registrable Securities are to be included in such registration (collectively, the “Demanding Shareholders”), specifying the number of each such Demanding Shareholder’s Registrable Securities to be included in such registration and, subject to Section 2.1.3 hereof, describing the intended method of distribution thereof (a “Demand Request”).

(b) Subject to Section 2.1.6, the Company shall file the registration statement in respect of a Demand Registration as soon as practicable and, in any event, within forty-five (45) days after receiving a Demand Request (the “Required Filing Date”) and shall use reasonable best efforts to cause the same to be declared effective by the SEC as promptly as practicable after such filing; provided, however, that:

(i) the Company shall not be obligated to effect a Demand Registration pursuant to Section 2.1.1(a) within 60 days after the effective date of a previous Demand Registration, other than a Shelf Registration pursuant to this Article 2; and

(ii) the Company shall not be obligated to effect a Demand Registration pursuant to Section 2.1.1(a) unless the Demand Request is for a number of Registrable Securities with a market value that is equal to at least $50 million as of the date of such Demand Request.

2.1.2 Shelf Registration. With respect to any Demand Registration, the Requesting Holders may require the Company to effect a registration of the Registrable Securities under a registration statement pursuant to Rule 415 under the Securities Act (or any successor rule) (a “Shelf Registration”) or any takedown thereunder.

2.1.3 Selection of Underwriters. At the request of a majority of the Requesting Holders, the offering of Registrable Securities pursuant to a Demand Registration shall be in the form of a “firm commitment” underwritten offering. The Holders of a majority of the Registrable Securities to be registered in a Demand Registration shall select the investment banking firm or firms to manage the underwritten offering, provided that such selection shall be subject to the consent of the Company, which consent shall not be unreasonably withheld or delayed. No Holder may participate in any registration pursuant to Section 2.1.1 unless such Holder (x) agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements described above and (y) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; provided, however, that no such Holder shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (i) such Holder’s ownership of his or its Registrable Securities to be transferred free and clear of all liens, claims, and encumbrances, (ii) such Holder’s power and authority to effect such transfer, and (iii) such matters pertaining to compliance with securities laws as may be reasonably requested; provided, further, however, that the obligation of such Holder to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among such Holders selling Registrable Securities, and the liability of each such Holder will be in proportion thereto, and provided, further, that such liability will be limited to the net amount received by such Holder from the sale of his or its Registrable Securities pursuant to such registration.

2.1.4 Rights of Nonrequesting Holders. Upon receipt of any Demand Request, the Company shall promptly (but in any event within ten (10) days) give written notice of such proposed Demand Registration to all other Holders, who shall have the right, exercisable by written notice to the Company within twenty (20) days of their receipt of the Company’s notice, to elect to include in such Demand Registration such portion of their Registrable Securities as they may request. All Holders requesting to have their Registrable Securities included in a Demand Registration in accordance with the preceding sentence shall be deemed to be “Requesting Holders” for purposes of this Section 2.1.

2.1.5 Priority on Demand Registrations. No securities to be sold for the account of any Person (including the Company) other than a Requesting Holder shall be included in a Demand Registration unless the managing underwriter or underwriters shall advise the Requesting Holders that the inclusion of such securities will not adversely affect the price, timing or distribution of the offering or otherwise adversely affect its success (an “Adverse Effect”). Furthermore, if the managing underwriter or underwriters shall advise the Requesting Holders that, even after exclusion of all securities of other Persons pursuant to the immediately preceding sentence, the amount of Registrable Securities proposed to be included in such Demand Registration by Requesting Holders is sufficiently large to cause an Adverse Effect, the Registrable Securities of the Requesting Holders to be included in such Demand Registration shall equal the number of shares which the Requesting Holders are so advised can be sold in such offering without an Adverse Effect and such shares shall be allocated pro rata among the Requesting Holders on the basis of the number of Registrable Securities requested to be included in such registration by each such Requesting Holder.

2.1.6 Deferral of Filing. The Company may defer the filing (but not the preparation) of a registration statement required by Section 2.1 until a date not later than sixty (60) days after the Required Filing Date and not more than twice and not more than ninety (90) days in the aggregate in any twelve-month period if (i) the Board of Directors of the Company or a committee of the Board of Directors of the Company determines in good faith that such registration would be materially detrimental to the Company and its stockholders; provided, that the Board of Directors of the Company or such committee, as applicable, shall, in making such determination, take into consideration the benefit to the Company of completing such registration and the reduction of the ownership of Registrable Securities by the Requesting Holder, or (ii) prior to receiving the Demand Request, the Company had determined to effect a registered underwritten public offering of the Company’s securities for the Company’s account and the Company had taken substantial steps (including, but not limited to, selecting a managing underwriter for such offering) and is proceeding with reasonable diligence to effect such offering. A deferral of the filing of a registration statement pursuant to this Section 2.1.6 shall be lifted, and the requested registration statement shall be filed forthwith, if, in the case of a deferral pursuant to clause (i) of the preceding sentence, the negotiations or other activities are disclosed or terminated, or, in the case of a deferral pursuant to clause (ii) of the preceding sentence, the proposed registration for the Company’s account is abandoned. In order to defer the filing of a registration statement pursuant to this Section 2.1.6, the Company shall promptly (but in any event within ten (10) days), upon determining to seek such deferral, deliver to each Requesting Holder a certificate signed by an executive officer of the Company stating that the Company is deferring such filing pursuant to this Section 2.1.6 and a general statement of the reason for such deferral and an approximation of the anticipated delay.

Within twenty (20) days after receiving such certificate, the holders of a majority of the Registrable Securities held by the Requesting Holders and for which registration was previously requested may withdraw such Demand Request by giving notice to the Company; if withdrawn, the Demand Request shall be deemed not to have been made for all purposes of this Agreement. The Company may defer the filing of a particular registration statement pursuant to this Section 2.1.6 only once.

2.2 Piggyback Registrations.

2.2.1 Right to Piggyback. Each time the Company proposes to register any of its equity securities (other than pursuant to an Excluded Registration) under the Securities Act for sale to the public (whether for the account of the Company or the account of any securityholder of the Company) (a “Piggyback Registration”), the Company shall give prompt written notice to each Holder of Registrable Securities (which notice shall be given not less than ten (10) days prior to the anticipated filing date of the Company’s registration statement), which notice shall offer each such Holder the opportunity to include any or all of its Registrable Securities in such registration statement, subject to the limitations contained in Section 2.2.2 hereof. Each Holder who desires to have its Registrable Securities included in such registration statement shall so advise the Company in writing (stating the number of shares desired to be registered) within ten (10) days after the date of such notice from the Company. Any Holder shall have the right to withdraw such Holder’s request for inclusion of such Holder’s Registrable Securities in any registration statement pursuant to this Section 2.2.1 by giving written notice to the Company of such withdrawal. Subject to Section 2.2.2 below, the Company shall include in such registration statement all such Registrable Securities so requested to be included therein; provided, however, that the Company may at any time withdraw or cease proceeding with any such registration if it shall at the same time withdraw or cease proceeding with the registration of all other equity securities originally proposed to be registered.

2.2.2 Priority on Piggyback Registrations.

(a) If a Piggyback Registration is an underwritten offering and was initiated by the Company, and if the managing underwriter advises the Company that the inclusion of Registrable Securities requested to be included in the Registration Statement would cause an Adverse Effect, the Company shall include in such registration statement (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the Holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such Holder, and (iii) third, any other securities requested to be included in such registration, provided that if such other securities have been requested to be included pursuant to a registration rights agreement, then such securities would be included as set forth in (ii) above. If as a result of the provisions of this Section 2.2.2(a) any Holder shall not be entitled to include all Registrable Securities in a registration that such Holder has requested to be so included, such Holder may withdraw such Holder’s request to include Registrable Securities in such registration statement.

(b) If a Piggyback Registration is an underwritten offering and was initiated by a security holder of the Company, and if the managing underwriter advises the Company that the inclusion of Registrable Securities requested to be included in the Registration Statement would cause an Adverse Effect, the Company shall include in such registration statement (i) first, the securities requested to be included therein by the security holders requesting such registration and the Registrable Securities requested to be included in such registration, pro rata among the holders of such securities on the basis of the number of securities owned by each such holder, and (ii) second, any other securities requested to be included in such registration (including securities to be sold for the account of the Company). If as a result of the provisions of this Section 2.2.2(b) any Holder shall not be entitled to include all Registrable Securities in a registration that such Holder has requested to be so included, such Holder may withdraw such Holder’s request to include Registrable Securities in such registration statement.

(c) No Holder may participate in any registration statement in respect of a Piggyback Registration hereunder unless such Holder (x) agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Company and (y) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents, each in customary form, reasonably required under the terms of such underwriting arrangements; provided, however, that no such Holder shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (i) such Holder’s ownership of his or its Registrable Securities to be sold or transferred free and clear of all liens, claims, and encumbrances, (ii) such Holder’s power and authority to effect such transfer, and (iii) such matters pertaining to compliance with securities laws as may be reasonably requested; provided, further, however, that the obligation of such Holder to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among such Holders selling Registrable Securities, and the liability of each such Holder will be in proportion to, and provided, further, that such liability will be limited to, the net amount received by such Holder from the sale of his or its Registrable Securities pursuant to such registration.

2.3 SEC Form S-3. The Company shall use its reasonable best efforts to cause Demand Registrations to be registered on Form S-3 (or any successor form) once the Company becomes eligible to use Form S-3, and if the Company is not then eligible under the Securities Act to use Form S-3, Demand Registrations shall be registered on the form for which the Company then qualifies. The Company shall use its reasonable best efforts to become eligible to use Form S-3 (including if applicable an automatic shelf registration statement) and, after becoming eligible to use Form S-3, shall use its reasonable best efforts to remain so eligible.

2.4 Holdback Agreements.

(a) The Company shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 90-day period beginning on the effective date of any registration statement in connection with a Demand Registration (other than a Shelf Registration), or in the case of a Shelf Registration, the filing of any prospectus relating to the offer and sale of Registrable Securities, or a Piggyback Registration, except pursuant to any registrations on Form S-4 or Form S-8 or any successor form or unless the underwriters managing any such public offering otherwise agree.

(b) If any Holder of Registrable Securities notifies the Company in writing that it intends to effect an underwritten sale registered pursuant to a Shelf Registration pursuant to Article 2 hereof, the Company shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for its equity securities, during the seven days prior to and during the 90-day period beginning on the pricing date for such underwritten offering, except pursuant to registrations on Form S-4 or Form S-8 or any successor form or unless the underwriters managing any such public offering otherwise agree.

(c) Each Holder agrees, in the event of an underwritten offering by the Company (whether for the account of the Company or otherwise), not to offer, sell, contract to sell or otherwise dispose of any Registrable Securities, or any securities convertible into or exchangeable or exercisable for such securities, including any sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten offering), during the seven days prior to, and during the 90-day period (or such lesser period as the lead or managing underwriters may require) beginning on the effective date of the registration statement for such underwritten offering (or, in the case of an offering pursuant to an effective shelf registration statement pursuant to Rule 415, the pricing date for such underwritten offering).

2.5 Registration Procedures. Whenever any Holder has requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as promptly as is practicable, and pursuant thereto the Company will as expeditiously as possible:

(i)	prepare and file with the SEC, pursuant to Section 2.1.1(a) with respect to any Demand Registration, a registration statement on any appropriate form under the Securities Act with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective, provided that as far in advance as practicable before filing such registration statement or any amendment thereto, the Company will furnish to the selling Holders copies of reasonably complete drafts of all such documents prepared to be filed (including exhibits), and any such Holder shall have the opportunity to object to any information contained therein and the Company will make corrections reasonably requested by such Holder with respect to such information prior to filing any such registration statement or amendment;

(ii)	except in the case of a Shelf Registration, prepare and file with the SEC such amendments, post-effective amendments, and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than one hundred eighty (180) days (or such lesser period as is necessary for the underwriters in an underwritten offering to sell unsold allotments) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(iii)	in the case of a Shelf Registration, prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective (including the filing of a new registration statement upon the expiration of a prior one) and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities subject thereto until the date on which all the Registrable Securities subject thereto have been sold pursuant to such registration statement;

(iv)	furnish to each seller of Registrable Securities and the underwriters of the securities being registered such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), any prospectus supplement, any documents incorporated by reference therein and such other documents as such seller or underwriters may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller or the sale of such securities by such underwriters (it being understood that, subject to Section 2.6 and the requirements of the Securities Act and applicable state securities laws, the Company consents to the use of the prospectus and any amendment or supplement thereto by each seller and the underwriters in connection with the offering and sale of the Registrable Securities covered by the registration statement of which such prospectus, amendment or supplement is a part);

(v)	use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as the managing underwriter reasonably requests (or, in the event the registration statement does not relate to an underwritten offering, as the holders of a majority of such Registrable Securities may reasonably request); use its reasonable best efforts to keep each such registration or qualification (or exemption therefrom) effective during the period in which such registration statement is required to be kept effective; and do any and all other acts and things which may be reasonably necessary or advisable to enable each seller to consummate the disposition of the Registrable Securities owned by such seller in such jurisdictions (provided, however, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph or (B) consent to general service of process in any such jurisdiction);

(vi)	promptly notify each seller and each underwriter and (if requested by any such Person) confirm such notice in writing (A) when a prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (B) of the issuance by any state securities or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Securities under state securities or “blue sky” laws or the initiation of any proceedings for that purpose, and (C) of the happening of any event which makes any statement made in a registration statement or related prospectus untrue or which requires the making of any changes in such registration statement, prospectus or documents so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, as promptly as practicable thereafter, prepare and file with the SEC and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(vii)	permit any selling Holder which, in such Holder’s sole and exclusive judgment, might reasonably be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such Holder and its counsel should be included;

(viii)	make reasonably available members of management of the Company, as selected by the Holders of a majority of the Registrable Securities included in such registration, for assistance in the selling effort relating to the Registrable Securities covered by such registration, including, but not limited to, the participation of such members of the Company’s management in road show presentations;

(ix)	otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, including the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, and make generally available to the Company’s securityholders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than thirty (30) days after the end of the twelve (12) month period beginning with the first day of the Company’s first fiscal quarter commencing after the effective date of a registration statement, which earnings statement shall cover said twelve (12) month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-Q, 10-K and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act;

(x)	if requested by the managing underwriter or any seller promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or any seller reasonably requests to be included therein, including, without limitation, with respect to the Registrable Securities being sold by such seller, the purchase price being paid therefor by the underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;

(xi)	as promptly as practicable after filing with the SEC of any document which is incorporated by reference into a registration statement (in the form in which it was incorporated), deliver a copy of each such document to each seller;

(xii)	cooperate with the sellers and the managing underwriter to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing securities sold under any registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or such sellers may request and keep available and make available to the Company’s transfer agent prior to the effectiveness of such registration statement a supply of such certificates;

(xiii)	promptly make available for inspection by any seller, any underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or representative retained by any such seller or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information requested by any such Inspector in connection with such registration statement; provided, however, that, unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Company shall not be required to provide any information under this subparagraph (xiii) if either (1) the Company has requested and been granted from the SEC confidential treatment of such information contained in any filing with the SEC or documents provided supplementally or otherwise or (2) the Company reasonably determines in good faith that such Records are otherwise confidential and so notifies the Inspectors in writing, unless prior to furnishing any such information such Holder of Registrable Securities requesting such information agrees to enter into a confidentiality agreement in customary form and subject to customary exceptions; and provided, further, that each Holder of Registrable Securities agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential;

(xiv)	furnish to each seller and underwriter a signed counterpart of (A) an opinion or opinions of counsel to the Company, and (B) a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the sellers or managing underwriter reasonably requests;

(xv)	cause the Registrable Securities included in any registration statement to be (A) listed on each securities exchange, if any, on which similar securities issued by the Company are then listed or (B) quoted on any inter-dealer quotation system if similar securities issued by the Company are quoted thereon, and, in each case, to be registered under the Exchange Act;

(xvi)	provide a transfer agent and registrar for all Registrable Securities registered hereunder;

(xvii)	cooperate with each seller and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(xviii)	during the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act;

(xix)	notify each seller of Registrable Securities promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

(xx)	enter into such agreements (including underwriting agreements in the managing underwriter’s customary form) as are customary in connection with an underwritten registration, with any representations, warranties and other agreements contained therein for the benefit of the underwriters also being for the benefit of the sellers of Registrable Securities;

(xxi)	provide such information and cooperation in connection with any distribution, listing or trading of any securities of a wholly owned, direct or indirect Subsidiary of GE in connection with and subject to the requirements applicable to a Permitted Spin Transaction (as defined in the Newco LLC Operating Agreement) to the same extent that would be required for the direct registration of Registrable Securities; and

(xxii)	advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

2.6 Suspension of Dispositions. Each Holder agrees by acquisition of any Registrable Securities that, upon receipt of any notice (a “Suspension Notice”) from the Company of the happening of any event of the kind described in Section 2.5(vi)(C), such Holder will forthwith discontinue disposition of Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus, or until it is advised in writing (the “Advice”) by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, such Holder will deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of registration statements set forth in Sections 2.5(ii) and 2.5(iii) hereof shall be extended by the number of days during the period from and including the date of the giving of the Suspension Notice to and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus or the Advice. The Company shall use its reasonable best efforts and take such actions as are reasonably necessary to render the Advice as promptly as practicable.

2.7 Registration Expenses. All reasonable, out-of-pocket fees and expenses incident to any registration hereunder, including, without limitation, the Company’s performance of or compliance with this Article 2, all registration and filing fees, all fees and expenses associated with filings required to be made with the Financial Industry Regulatory Authority (“FINRA”) (including, if applicable, the reasonable fees and expenses of any “qualified independent underwriter” as such term is defined in FINRA Rule 2720, and of its counsel), as may be required by the rules and regulations of FINRA, fees and expenses of compliance with securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the Registrable Securities), rating agency fees, printing expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with the Depository Trust Company and of printing prospectuses), messenger and delivery expenses, the fees and expenses incurred in connection with any listing or quotation of the Registrable Securities, fees and expenses of counsel for the Company and its independent certified public accountants (including the expenses of any special audit or “cold comfort” letters required by or incident to such performance), the fees and expenses of any special experts retained by the Company in connection with such registration, and the fees and expenses of other persons retained by the Company, will be borne by the Company (unless paid by a security holder that is not a Holder for whose account the registration is being effected) whether or not any registration statement becomes effective; provided, however, that any underwriting discounts, commissions, or fees attributable to the sale of the Registrable Securities will be borne by the Holders pro rata on the basis of the number of shares so registered and the fees and expenses of any counsel, accountants, or other persons retained or employed by any Holder will be borne by such Holder.

2.8 Indemnification.

2.8.1 The Company agrees to indemnify and reimburse, to the fullest extent permitted by law, each seller of Registrable Securities, and each of its employees, advisors, agents, representatives, partners, officers, and directors and each Person who controls such seller (within the meaning of the Securities Act or the Exchange Act) and any agent or investment advisor thereof (collectively, the “Seller Affiliates”) (A) against any and all losses, claims, damages, liabilities, and expenses, joint or several (including, without limitation, attorneys’ fees and disbursements except as limited by Section 2.8.3) based upon, arising out of, related to or resulting from any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus, or preliminary prospectus or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) against any and all loss, liability, claim, damage, and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, and (C) against any and all costs and expenses (including reasonable fees and disbursements of counsel) as may be reasonably incurred in investigating, preparing, or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, or such violation of the Securities Act or Exchange Act, to the extent that any such expense or cost is not paid under subparagraph (A) or (B) above; except insofar as any such statements are made in reliance upon and in strict conformity with information furnished in writing to the Company by such seller or any Seller Affiliate for use therein. The reimbursements required by this Section 2.8.1 will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

2.8.2 In connection with any registration statement in which a seller of Registrable Securities is participating, each such seller will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the fullest extent permitted by law, each such seller will indemnify the Company and each of its employees, advisors, agents, representatives, partners, officers and directors and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) and any agent or investment advisor thereof against any and all losses, claims, damages, liabilities, and expenses (including, without limitation, reasonable attorneys’ fees and disbursements except as limited by Section 2.8.3) resulting from any untrue statement or alleged untrue statement of a material fact contained in the registration statement, prospectus, or any preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is contained in any information or affidavit so furnished in writing to the Company by such seller or any of its Seller Affiliates specifically for inclusion in the registration statement; provided that the obligation to indemnify will be several, not joint and several, among such sellers of Registrable Securities, and the liability of each such seller of Registrable Securities will be in proportion to, and will be limited to, the net amount received by such seller from the sale of Registrable Securities pursuant to such registration statement; provided, however, that such seller of Registrable Securities shall not be liable in any such case to the extent that prior to the filing of any such registration statement or prospectus or amendment thereof or supplement thereto, such seller has furnished in writing to the Company information expressly for use in such registration statement or prospectus or any amendment thereof or supplement thereto which corrected or made not misleading information previously furnished to the Company.

2.8.3 Any Person entitled to indemnification hereunder will (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give such notice shall not limit the rights of such Person) and (B) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (X) the indemnifying party has agreed to pay such fees or expenses, or (Y) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person. If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (1) such settlement or compromise contains a full and unconditional release of the indemnified party or (2) the indemnified party otherwise consents in writing. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.

2.8.4 Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 2.8.1 or Section 2.8.2 are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities, or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, liabilities, or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions which resulted in the losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.8.4 were determined by pro rata allocation (even if the Holders or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 2.8.4. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 2.8.3, defending any such action or claim.

Notwithstanding the provisions of this Section 2.8.4, no Holder shall be required to contribute an amount greater than the dollar amount by which the net proceeds received by such Holder with respect to the sale of any Registrable Securities exceeds the amount of damages which such Holder has otherwise been required to pay by reason of any and all untrue or alleged untrue statements of material fact or omissions or alleged omissions of material fact made in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto related to such sale of Registrable Securities. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations in this Section 2.8.4 to contribute shall be several in proportion to the amount of Registrable Securities registered by them and not joint.

If indemnification is available under this Section 2.8, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 2.8.1 and Section 2.8.2 without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 2.8.4 subject, in the case of the Holders, to the limited dollar amounts set forth in Section 2.8.2.

2.8.5 The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, or controlling Person of such indemnified party and will survive the transfer of securities.

2.9 Transfer of Registration Rights. The rights of each Holder under this Agreement may be assigned to any direct or indirect transferee of a Holder permitted under the Stockholders Agreement who agrees in writing to be subject to and bound by all the terms and conditions of this Agreement.

2.10 Rule 144. The Company will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, will, upon the request of the Holders, make publicly available other information) and will take such further action as the Holders may reasonably request, all to the extent required from time to time to enable the Holders to sell Class A Common Stock without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the reasonable request of any Holder, the Company will deliver to such parties a written statement as to whether it has complied with such requirements and will, at its expense, forthwith upon the request of any such Holder, deliver to such Holder a certificate, signed by the Company’s principal financial officer, stating (a) the Company’s name, address and telephone number (including area code), (b) the Company’s Internal Revenue Service identification number, (c) the Company’s SEC file number, (d) the number of shares of each class of capital stock outstanding as shown by the most recent report or statement published by the Company, and (e) whether the Company has filed the reports required to be filed under the Exchange Act for a period of at least ninety (90) days prior to the date of such certificate and in addition has filed the most recent annual report required to be filed thereunder.

2.11 Preservation of Rights. The Company will not (i) grant any registration rights to third parties which are more favorable than or inconsistent with the rights granted hereunder or (ii) enter into any agreement, take any action, or permit any change to occur, with respect to its securities that violates or subordinates the rights expressly granted to the Holders in this Agreement.

2.12 Stockholders Agreement. Notwithstanding anything else herein to the contrary, nothing in this Agreement shall be construed to permit a Transfer (as defined in the Stockholders Agreement) by any Holder of Registrable Securities that is prohibited by the terms of the Stockholders Agreement.

ARTICLE 3

TERMINATION

3.1 Termination. The Holders may exercise the registration rights granted hereunder in such manner and proportions as they shall agree among themselves. The registration rights hereunder shall cease to apply to any particular Registrable Security when: (a) a registration statement with respect to the sale of such Registrable Security shall have become effective under the Securities Act and such Registrable Security shall have been disposed of in accordance with such registration statement; (b) such Registrable Security shall have been sold to the public pursuant to Rule 144 under the Securities Act (or any successor provision); (c) such Registrable Security shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force; (d) such Registrable Security shall have ceased to be outstanding, (e) in the case of Registrable Securities held by a Holder that is not GE or any Affiliate thereof, such Holder holds less than five percent (5%) of the then outstanding Registrable Securities and such Registrable Securities are eligible for sale pursuant to Rule 144 under the Securities Act (or any successor provision) without restriction or (f) in the case of Registrable Securities held by GE or any Affiliate thereof, such Holder holds less than three percent (3%) of the then outstanding Registrable Securities and such Registrable Securities are eligible for sale pursuant to Rule 144 under the Securities Act (or any successor provision) without restriction. The Company shall promptly upon the request of any Holder furnish to such Holder evidence of the number of Registrable Securities then outstanding.

ARTICLE 4

MISCELLANEOUS

4.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including e-mail transmission, so long as a receipt of such e-mail is requested and received by non-automated response). All such notices, requests, demands and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding business day in the place of receipt. All such notices, requests and other communications to any party hereunder shall be given to such party as follows:

(a)	if to Newco or the Company, to:

Baker Hughes, a GE company

17021 Aldine Westfield Road

Houston, Texas 77073

Attention:       William D. Marsh

Telephone:     (713) 879-1257

Facsimile:       (713) 439-8472

E-mail:            will.marsh@bhge.com

(b)	if to GE, to:

General Electric Company

33-41 Farnsworth Street

Boston, Massachusetts 02210

Attention:     James M. Waterbury

E-mail:         jim.waterbury@ge.com

If to any other Holder, the address indicated for such Holder in the Company’s stock transfer records with copies, so long as GE owns any Registrable Securities, to GE as provided above.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

4.2 Authority. Each of the parties hereto represents to the other that (i) it has the corporate power and authority to execute, deliver and perform this Agreement, (ii) the execution, delivery and performance of this Agreement by it has been duly authorized by all necessary corporate action and no such further action is required, (iii) it has duly and validly executed and delivered this Agreement, and (iv) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equity principles.

4.3 Governing Law; Jurisdiction; Specific Performance.

4.3.1 THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

4.3.2 Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware (the “Chancery Court”) or, if, but only if, the Chancery Court lacks subject matter jurisdiction, any federal court located in the State of Delaware with respect to any dispute arising out of, relating to or in connection with this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action arising out of, relating to or in connection with this Agreement in any court other than the courts of the State of Delaware, as described above, and (iv) waives any right to trial by jury with respect to any action related to or arising out of this Agreement. Nothing in this Section 4.3 shall prevent any party from bringing an action or proceeding in any jurisdiction to enforce any judgment of the Chancery Court or any federal court located in the State of Delaware, as applicable. Each of the parties hereto hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 4.1 shall be effective service of process for any suit or proceeding in connection with this Agreement.

4.3.3 The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Each party agrees that, in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages) to (i) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and    (ii) an injunction restraining such breach or threatened breach.

4.4 Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall be binding upon and benefit the Company, each Holder, and their respective successors and assigns.

4.5 Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable under any applicable Law (as defined in the Transaction Agreement), then such contravention or invalidity shall not invalidate the entire Agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties hereto shall be construed and enforced accordingly.

4.6 Remedies. Any dispute, controversy or claim arising out of, or relating to, the transactions contemplated by this Agreement, or the validity, interpretation, breach or termination of any provision of this Agreement shall be resolved in accordance with Article 10 of the Transaction Agreement.

4.7 Waivers. Any failure of any of the parties to comply with any obligation, representation, warranty, covenant, agreement or condition herein may be waived at any time by any of the parties entitled to the benefit thereof only by a written instrument signed by each such party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of or estoppel with respect to, any subsequent or other failure.

4.8 Amendment. This Agreement may not be amended or modified in any respect except by a written agreement signed by the Company, GE (so long as GE owns any Registrable Securities) and the Holders of a majority of the then outstanding Registrable Securities.

4.9 Counterparts; Electronic Transmission of Signatures. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, and delivered by means of electronic mail transmission or otherwise, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

[The remainder of this page has been intentionally left blank; the next page is the signature page.]

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Agreement as of the date first written above.

BAKER HUGHES, A GE COMPANY

By:	/s/ Lee Whitley
Name: Lee Whitley
Title: Corporate Secretary

GENERAL ELECTRIC COMPANY

By:	/s/ James M. Waterbury
Name: James M. Waterbury
Title: Vice President

[Signature Page to the Registration Rights Agreement]